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                          SUBSIDIARIES OF THE COMPANY

1.   Laservision (Europe) Limited
     --  incorporated under the laws of England;

2.   Laser Vision Centres Limited
     -- incorporated under the laws of England;

3.   Laser Vision Limited
     -- incorporated under the laws of England;

4.   Laservision Harley Street Limited
     --  incorporated under the laws of England
     --  doing business under the name Harley Street Laser Vision Centre;

5.   LVCI Management (Quebec) Inc.
     -- incorporated under the Quebec Companies Act in the Province of Quebec, Canada;
     --  doing business under the name of Montreal Laser Vision Centre;

6.   LVCI Management (B.C.) Inc.;
     --  incorporated under the laws of the Province of British Columbia;

7.   LVCI Management (Ontario) Inc.;
     -- incorporated under the laws of the Province of Ontario, Canada; -- doing business under the name St. Catharines Laser Vision Center;

8.   Laser Vision Centers (Calgary) Inc.;
     -- incorporated under the Business Corporations Act (Alberta), in the Province of Alberta, Canada